UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Toyota Plaza 7th Floor

Memphis, Tennessee 38103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, the Compensation Committee of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) approved cash bonus awards for fiscal 2012 for the Company’s “named executive officers” (as defined under applicable securities laws) under the GTx Executive Bonus Compensation Plan (the “Bonus Plan”). On the same date, the Compensation Committee of the Board approved the 2013 annual base salaries for the named executive officers, in each case effective as of January 1, 2013. The cash bonus awards for fiscal 2012 under the Bonus Plan and the 2013 annual base salaries approved for each such named executive officer are as set forth in the table below:

Named Executive Officer	Title	2013 Annual Base Salary ($)	Cash Bonus Award for Fiscal 2012 ($)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board	565,110	205,842
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	320,856	53,941
Marc S. Hanover	President and Chief Operating Officer	491,646	151,531
James T. Dalton	Vice President, Preclinical Research and Development	430,560	72,384

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Dated: December 20, 2012	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel/Secretary